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                                                                   EXHIBIT 23.10

[MERRILL LYNCH LOGO]

     We hereby consent to the use of our opinion letter dated December 22, 1997 to the Board of Directors of Brooks Fiber Properties, Inc. included as Appendix III to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly-owned subsidiary of WorldCom, Inc., with and into Brooks Fiber Properties, Inc., and to the references to such opinion in such Proxy Statement/Prospectus in the Chairman's Letter to Stockholder, and under the captions "Summary -- Opinions of BFP's Financial Advisors", and "Plan of Merger -- Opinions of BFP's Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                          INCORPORATED

                                        By:      /s/ MICHAEL E. PURVES

                                           -------------------------------------
                                           Vice President
                                           Investment Banking

December 22, 1997